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                                                                    EXHIBIT 12.1


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

                                       Nine Months Ended
                                             Sept 30,                                Year Ended December 31,
                                 -----------------------------------------------------------------------------------------------
   Amounts in 000's                 2005          2004          2004          2003        2002            2001            2000

EARNINGS AS DEFINED:
 Income (Loss) From
   Continuing Operations
   After Interest Charges      $112,408.00   $ 84,382.00   $104,312.00   $ 19,277.00  $(235,070.00) $ 63,405.00    $ (7,928.00)
 Income Taxes                       52,679        45,386        56,572          (614)     (131,784)      32,737         (9,386)
                               -----------------------------------------------------------------------------------------------
 Income (Loss) From
   Continuing Operations
   before Income Taxes             165,087       129,768       160,884        18,663      (366,854)      96,142        (17,314)

 Fixed Charges                     152,121       130,134       150,793       198,042       141,380      114,484        104,402
 Capitalized Interest              (16,154)       (2,465)       (5,738)       (2,700)       (3,412)      (2,141)        (7,855)

   Total                       $   301,054   $   257,437   $   305,939   $   214,005  $   (228,886) $   208,485   $     79,233
                               ===============================================================================================

FIXED CHARGES AS DEFINED:
   Interest Expensed and
   Capitalized (1)             $152,121.00   $130,134.00   $150,793.00   $198,042.00  $ 141,380.00  $114,484.00    $104,402.00
                               -----------------------------------------------------------------------------------------------

   Total                       $   152,121   $   130,134   $   150,793   $   198,042  $    141,380  $   114,484    $   104,402
                               ===============================================================================================

RATIO OF EARNINGS TO
   FIXED CHARGES                      1.98          1.98          2.03          1.08                       1.82


  DEFICIENCY                   $         -   $         -   $         -   $         -   $   370,266  $         -    $    25,169

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(1)   Includes amortization of premiums, discounts, and capitalized debt expense and interest component of rent expense.